UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ARTIO GLOBAL INVESTORS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Communication Regarding Artio Global Investors
Additional Facts (2/15/13)

1.	Q: Please describe Aberdeen’s international/global equity strategy philosophy and process.

A:  A key tenet of Aberdeen’s international/global equity strategy is fundamental, bottom-up stock selection. Their core approach is highly research driven and based on extensive company due diligence. This is achieved through a dedicated Global Equity team of 16 professionals based in Edinburgh, Scotland who manage both international and global equity strategies. The Aberdeen Global Equity team is a stable, cohesive group of investment professionals who have worked together for 10 years.  They collaborate with and are supported by almost 90 Aberdeen equity investment professionals around the world.

These “on-the-ground” global resources visit an average of 4,500 companies per year. It is this depth of research that gives Aberdeen its competitive advantage. Neither strategy employs top-down or thematic decision making.

These extensive research efforts allow Aberdeen to follow a buy and hold strategy. They look for the best quality companies where investment managers have a high degree of conviction, regardless of domicile. Aberdeen portfolios typically have a maximum allocation of 30% to emerging markets with all investment decisions based on the same bottom-up decision process (not a macro decision).

Aberdeen tends to be long-term stakeholders in the companies they purchase and have historically had a very low portfolio turnover rate. Portfolios tend to be concentrated around 40-60 positions. The strategies are focused on absolute return and are benchmark agnostic.

As of December 31, 2012, Aberdeen managed a total of $37.8 billion in dedicated global equity assets and an additional $6.5 billion in dedicated international equity assets. Of these totals, approximately $7.2 billion was for US-based clients and a further $6.1 billion was for Canadian-based clients.

2.	Q: Do you have an update on how Artio’s International Equity and International Equity II Strategies will be impacted by the merger with Aberdeen?

A: At the close of the transaction, Aberdeen will assume management responsibilities for Artio’s existing International Equity and International Equity II Strategies, subject to client consent. Until such time, both strategies will be run following the same investment philosophy, process and guidelines that they currently follow. As more details regarding the logistical transfer of accounts become available, your Artio client service representative will be in contact. For a brief overview of Aberdeen’s philosophy and process, please refer to question #1 (above).

3.	Q: Did/will Artio’s fixed income teams be signing contracts with Aberdeen?
A:  Both Don Quigley, Head of Total Return Bond Strategy (High Grade) and Greg Hopper, Head of High Yield Strategy, have agreed to remain with Aberdeen following the closing. The terms of their arrangements are confidential.

The remaining members of the teams are currently in discussions with Aberdeen.

4.	Q: How does this transaction impact the investment philosophy and process of Artio’s High Grade (Total Return Bond) and High Yield Strategies?
A:  It is expected that there will be no change to the philosophy and process of either the Artio High Grade or High Yield Strategies after the closing.

5.	Q: What will Richard Pell and Riad Younes do after the close of the transaction?
A:  At the close of the transaction, it is currently expected that neither Richard nor Riad will transfer to Aberdeen. At this time, we have no further information as to what opportunities they will pursue next.

6.	Q: What will happen regarding Richard Pell’s role as CIO and his involvement with the High Grade Strategy?
A:  With respect to his involvement in the Artio High Grade Strategy, Richard’s focus was on global macro themes while Don Quigley acted as head of the Strategy and was ultimately responsible for portfolio construction as well as performance. Don has primary responsibility for duration decisions as well as yield curve positioning.  He is responsible for the overall weighting of US bonds versus international, as well as overall currency positioning. Don will continue in this role at Aberdeen.

The heads of the two Artio fixed income teams (Don Quigley and Greg Hopper) will report to Chris Gagnier – Head of North American Fixed Income on all matters pertaining to North American Fixed Income investing and for day-to-day line management purposes.  One of Chris Gagnier’s primary responsibilities is to ensure that each team managing assets for a North American fixed income strategy receives the full benefit of Aberdeen’s significant global resources including input on macro themes.  Chris is a highly experienced manager of both assets and investment teams, with 33 years in asset management (16 years with the Aberdeen investment team).

7.	Q: What are the logistical steps for those clients who will be transitioning their account(s) to Aberdeen?
A:  At this time, details of the transfer of accounts between Artio and Aberdeen are still being determined. When more definitive information is available, it will be communicated to clients via their client service representative.

8.	Q: What will happen to Artio’s International Equity commingled funds and separate accounts?
A:  The management of all of Artio’s commingled and separate accounts will be assumed by Aberdeen at the close of the transaction, subject to client consent. Logistical details will be communicated to clients as soon as they become available.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Artio Global will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Artio Global’s Website at www.artioglobal.com or by contacting Artio Global’s investor relations department by phone at 212-297-3891 or by e-mail at ir@artioglobal.com

Artio Global and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Artio Global’s shareholders with respect to the merger. Information about Artio Global’s directors and executive officers and their ownership of Artio Global’s common stock is set forth in the proxy statement for Artio Global’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2012, Artio Global’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012, and Artio Global’s Current Reports on Form 8-K filed on May 14, 2012, October 30, 2012, December 14, 2012, January 9, 2013 and January 30, 2013. Shareholders and investors may obtain additional information regarding the interests of Artio Global and its directors and executive officers in the merger, which may be different than those of Artio Global’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD LOOKING STATEMENTS:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this document, the words “believe”, “anticipate”, “intend”, “estimate”, “project”, “should”, “would”, “anticipate”, “plan”, “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that may cause the actual results to be materially different from those reflected in such forward-looking statements, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the proposed merger as contemplated or affect the satisfaction of the conditions precedent to consummation of the proposed merger; the possibility of disruption to our business from the proposed merger including increased costs and diversion of management time and resources, making it more difficult to maintain business and operational relationships, including relationships with clients; the inability to retain key personnel in advance of completion of the proposed merger; contractual risks including termination of client contracts or non-performance of vendor contracts; developments beyond the companies’ control, including but not limited to changes in domestic or global economic conditions; the risk that the proposed merger is not completed; and other financial, operational and legal risks and uncertainties detailed from time to time in Artio Global’s cautionary statements in its filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this document.  Artio Global does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document. For more information, see Artio Global’s filings with the SEC.